Exhibit 99.2

EXTENDED STAY AMERICA ANNOUNCES DISTRIBUTION

FOR FOURTH QUARTER 2014

CHARLOTTE, N.C. – February 26, 2015 (BUSINESS WIRE) — Extended Stay America, Inc.’s (NYSE:STAY) (the “Company’s”) subsidiary, ESH Hospitality, Inc., today announced that its Board of Directors has declared a cash distribution of $0.15 per share for the fourth quarter of 2014, payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders. The distribution will be payable on March 26, 2015 to shareholders of record as of March 12, 2015.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, payment of distributions and future financial performance, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s and ESH Hospitality, Inc.’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s and ESH Hospitality, Inc.’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s and ESH Hospitality, Inc.’s combined annual report on Form 10-K filed with the SEC on February 26, 2015 and other documents of the Company and ESH Hospitality, Inc. on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company and ESH Hospitality, Inc. will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company and ESH Hospitality, Inc. or its business or operations. Except as required by law, the Company and ESH Hospitality, Inc. undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s and ESH Hospitality, Inc.’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising 76,000 rooms and employs approximately 9,100 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

(980) 345-1546

investorrelations@extendedstay.com